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                                                                       EXHIBIT B


                              AMENDMENT NO. 2001-1
                                     TO THE

                              PHARMACIA CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN


        WHEREAS, the Compensation Committee of the Board of Directors of Pharmacia Corporation (the "Committee") adopted the Pharmacia Corporation 2001 Long-Term Incentive Plan (the "Plan") subject to shareholder approval, substantially in the form presented to the Committee at its meeting on December 7, 2000;

        WHEREAS, the plan was approved by the Company's shareholders at the Company's annual meeting held on April 17, 2001, in the form attached hereto as Exhibit A, with a commitment from the Company to amend the Plan to prohibit the repricing, replacement or regranting through cancellation or by lowering the option exercise price, of any options granted under the Plan without prior shareholder approval;

        WHEREAS, the Committee authorized the Senior Vice President Human Resources to approve the specific terms of the Plan and to take all other actions and execute all documents necessary to effectuate the adoption of the Plan;

        NOW, THEREFORE, effective April 18, 2001, the Plan is hereby amended by adding the following sentence to the end of paragraph 1 (b):

             "Notwithstanding anything herein to the contrary, no grant issued under the Plan shall permit the repricing, replacement or regranting through cancellation or by lowering the Option exercise price, of any Option granted under the Plan without prior shareholder approval."


        The Plan is further hereby amended by adding the following sentence to the end of paragraph 16(a):

             "Notwithstanding anything herein to the contrary, neither the Plan, nor the terms of any previously issued grant under the Plan, may be amended to permit the repricing, replacement or regranting through cancellation or by lowering the Option exercise price, of any Option granted under the Plan without prior shareholder approval."